FRAMEWORK AGREEMENT FOR THE PROVISION OF SERVICES

This Framework Agreement shall be valid where accompanied by at least one "Provision of Services" schedule (the "Schedule")

Belgacom International Carrier Services SA, with its registered office at rue Lebeau 4, B-1000 Brussels, VAT BE 866977981 Brussels Register of Legal Entities, duly represented by Mr. Daniel Kurgan, CEO, hereafter referred to as "BICS"

and

TeleSign Corporation, a Californian company having its registered offices at 13274 Fiji Way, Suite 600 , Marina del Rey, CA 90292, represented by Mr. Philipp Gast, CFO, duly empowered ("**TeleSign**");

Hereafter jointly referred to as the "Parties" or each individually as the "Party".

HAVE AGREED THE FOLLOWING:

Preamble

Whereas TeleSign and its Affiliates wish to benefit from certain services which can be provided by BICS or its Affiliates and BICS and its Affiliates wish to benefit from certain services which can be provided by TeleSign or its Affiliates, all as identified more in detail in the Schedules and hereinafter called the "Services";

Whereas each Party and its Affiliates have the experienced staff required to provide the Services detailed in the Schedules;

Whereas the remuneration paid by a Party to the other is calculated, for the purposes of all activities performed under this Framework Agreement, in accordance with the principle of free competition between independent parties (arm's length principle);

Whereas BICS and TeleSign, or their respective Affiliates, are prepared to perform these Services under the terms and conditions laid down in this Framework Agreement and its Schedules;

Whereas matters of data and information sharing between BICS and TeleSign and their respective Affiliates are dealt with in the separate agreements detailing the modalities of the actual collaboration and processes where appropriate.

Now therefore, the Parties hereto, in consideration of the mutual covenants contained herein, agree as follows:

Under this Framework Agreement, BICS shall supply Services to TeleSign and TeleSign shall supply Services to BICS as described in the Schedules incorporated in this Framework Agreement. Reference to BICS or TeleSign in the body of this Framework Agreement may include a Party's Affiliate, as the Schedule specifies.

The general terms and conditions in this Framework Agreement define the principles governing the rights and obligations between the Parties. The Schedules contain the specific description of the Services to be provided and the specific conditions related thereto.

In the event of interpretation problems or conflicts between the general terms and conditions and the Schedules, the general terms prevail.

The present cover page, the "general terms and conditions", and all the Schedules to this Framework Agreement constitute the entire agreement between the Parties (hereafter referred to as "the Agreement").

GENERAL TERMS AND CONDITIONS

1. Object

1.1. The object of this Agreement is to formalize the terms and conditions of the Services requested to be provided by BICS to TeleSign or by TeleSign to BICS.

The Services requested to be performed are specified in a Schedule hereto. The "Provision of Services" Schedules shall form an integral part of this Framework Agreement.

BICS or TeleSign may request other additional services, performance of which shall be subject to the conclusion of an addendum to this Agreement, signed by both Parties.

1.2. Where a Schedule is entered into between a BICS Affiliate and a TeleSign Affiliate, said Schedule shall specify under which other governing law and/or other terms deviating from these General Terms and Conditions it is entered into. In this case, the Schedule shall be considered as a full standalone contract governed by its terms and the terms contained herein applied to the Parties to the Schedule, where not deviated from.

1.3. The actual performance of the Services and its completion are the sole responsibility of the Party supplying the Services. Under no circumstances shall a Party be able to act in the capacity of employer of the other's employees or contractors; i.e., it shall have no authority in matters involving recruitment, salary levels, career planning, salary payment, working conditions, dismissal or disciplinary action.

Each Party will carry out its Services in complete freedom and independence. There is no hierarchical relationship whatsoever between a Party and the employee(s) on whom the other Party calls to carry out the Services.

With regard to the execution of the Services, the Party to which Services are supplied is however entitled to give the employees of the supplying Party the necessary instructions on working hours and breaks. However, the supplying Party has the right to amend or reject these instructions according to its own legal obligations and the working conditions it has established for its employees.

2. Liability

2.1. Each Party shall provide the other with any information necessary for the latter to successfully accomplish its Services.

2.2. Warranty:
Each Party shall perform the Services with the due skill and care in accordance with accepted industry practices and standards, however, without warranties as to the intended result to be achieved, unless both Parties agree otherwise in a service level agreement.

2.3. In the event of liability on a Party, it is agreed by the Parties hereto that the amount of any damages shall not exceed [redacted] per year and shall be limited to compensation for substantiated real material damage deriving directly and solely from a failure by a Party to comply in full with its obligations under this Framework Agreement and the respective Schedules thereunder. It is agreed between the Parties that neither Party shall be held liable for any damages relating to loss of income or of real or possible profit, nor for any immaterial loss or loss of data.

3. Remuneration

3.1. The Services cited in the Schedules hereto shall be remunerated as indicated in the concerned Schedules.

3.2. The payments shall be made no later than within [redacted] of the receipt of a Party's invoice.

3.3. Except as otherwise specified, all prices cited exclude VAT and any other applicable tax.

3.4. Any special project due to non-recurring activities not mentioned in the Schedules and required by a Party will be subject to additional remuneration (to be negotiated on a case-by-case basis).

3.5. If payment is not received on the due date, a Party is entitled to late payment interests calculated according to the Belgian Law dd August the 2nd, 2002 regarding measures against payment arrears in commercial transactions.

4. Intellectual Property Rights

Under the present Agreement, a Party shall only obtain a right to use the Services, whereas all intellectual proprietary rights in respect of the concerned Services and possibly related material shall remain with the supplying Party or its licensors.

This Agreement and the performance thereof by the Parties, does not result in the transfer of any title to property or intellectual property right as between Parties.

Title to any information, know-how, inventions etc, whether or not protected or susceptible of protection by any intellectual property right, that have been divulged and/or created by either Party or by the employees of the latter in the course of the performance of the Agreement, shall belong to or remain with the divulging and/or creating Party and/or the employees of the latter.

All original materials or documentation created, originated or prepared by one of the Parties pursuant to this Agreement will belong to that Party.

The Parties commit not to compromise in any manner each other's registered trademarks and/or service marks.

5. Confidentiality

a) Parties mutually agree not to disclose to any third party any information whatsoever concerning the existence and the content of the present Agreement or concerning any confidential information that the Parties may receive in relation with the performance of the present Agreement, including any possible personal and competitive data. The Parties also agree not to use or to allow to use any confidential information for a purpose other than the one for which the confidential information is provided, without a prior written consent of the other Party. The Parties shall also undertake all required measures to ensure compliance with privacy and telecommunication secrecy laws and regulations.

b) Either Party may only disclose confidential information received from the other Party to its directors, employees, suppliers, agents, advisors or contractors who have a need to know such confidential information for the sole performance of the present Agreement. The Parties shall ensure in that respect that an equal obligation of non-disclosure as mentioned in the first paragraph of this article, will be imposed on such employees, suppliers, agents, advisors or contractors.

c) The obligations as mentioned in the paragraphs a) and b) of this article shall not be applicable to any disclosure of information:

i) which is communicated due to obligations imposed on and assumed by the receiving Party under any national or governmental security regulations, or
ii) which is already in the public domain other than through a breach of the above mentioned obligations of non-disclosure and non-use, or

iii) which is subsequently lawfully obtained by the other Party without breach of the above mentioned obligations on non-disclosure and non-use.

d) The Parties have the right to disclose information related to the present Agreement to any competent authority whenever required by law or by competent authority. If any such disclosure is made, the disclosing Party will ensure that the other party is informed of the disclosure and that the attention of the competent authority is properly drawn to the fact that the concerned information is confidential and that this information needs to be kept confidential.

e) Unless otherwise agreed in writing, the obligations respecting non-disclosure and non-use shall remain in force [redacted] from the date of termination of this Agreement.

6. Written correspondence

6.1. Any correspondence, notification or exchange of information between the Parties shall be sent to the addresses indicated at the beginning of this Agreement, except insofar as a change of address is notified by one of the Parties hereto.

6.2. The contact persons shall be listed in Schedule hereto under the heading "written correspondence".

6.3. In the event of a change of address or change of contact person, the Party concerned shall inform the other within due time.

7. Intuitu personae

7.1. Neither Party shall cede or transfer, directly or indirectly, in part or in full, this Agreement or any obligations arising there from in any form whatsoever.

8. Duration and expiry

8.1. This Agreement shall come into effect on 01.11.2017 for [redacted]

8.2. Any addenda relating to activities and/or services additional to those to be performed under this Agreement, shall be concluded for a period not exceeding the outstanding duration of the Agreement.

8.3. Termination modalities

a) Throughout the duration of this Agreement, either Party may terminate this Agreement, and/or any of the Services cited in the Schedules upon notification.

b) In the event of a material breach by a Party, which has not been remedied within thirty (30) working days following the date of dispatch of a notice sent by registered letter, the other Party can terminate with immediate effect the Agreement or, independently of the Agreement, the provision of one or more Services.

c) Either Party is entitled to terminate with immediate effect the Agreement or a Service in the case of liquidation, suspension of payment or negative creditworthiness of the other Party. Additionally, in the event of bankruptcy of a Party, this Agreement terminates ipso jure without prior notice.

d) The termination of the Agreement will automatically result in the termination of all Services.

e) The termination of a Service does not affect the validity of the Agreement.

9. Regulatory obligations

The Parties shall use their good faith best efforts to ensure that the provisions of this Agreement are construed and applied in line with the license(s) and respective regulatory regimes as imposed on the

Parties. In the event of a conflict between any of the provisions of this Agreement and a license or firm regulatory obligation imposed onto one of the Parties, and without prejudice to any other rights and obligations of the Parties that may exist at the time, the Parties shall use their good faith to renegotiate and adjust any relevant provisions of this Agreement in a timely and appropriate manner so as to put the relevant provisions in line with the concerned license(s) and regulatory obligation, reflecting their original intentions as closely as practicable.

10. Dispute settlement

This Agreement shall be subject to Belgian law.

Any dispute or disagreement arising between the Parties in relation to this Agreement shall, upon the request in writing of one Party to the other, be referred to a senior person of each Party who shall meet within [redacted] of such notice in good faith in order to determine whether the material referred to them is capable of resolution and, if so, resolve the matter between them.

If such senior management personnel shall fail to reach agreement within a reasonable time and in any event within [redacted] of first meeting, any such dispute or disagreement shall be referred to a senior executive nominated by the Chief Executive Officer of each of the Parties who shall meet in good faith within [redacted] of such dispute or disagreement being so referred in order to determine whether the matter referred to them is capable of resolution, and if so, to resolve such matters.

This clause and any discussion of senior personnel which takes place hereunder shall not prejudice any right or remedy which any party may ultimately have should the matter fail to be resolved by such discussions.

If any such dispute or disagreement cannot be settled in accordance with the foregoing provisions of this clause, the dispute shall be referred to the Courts in Brussels.

11. General provisions

11.1. This Agreement shall constitute the agreement in its entirety as concluded between the two Parties on the subject and the terms and conditions specified therein. This Agreement shall render null and void and replace any previous written or tacit agreement between the Parties with regard to the object of this Agreement.

Any additions or amendments to, or deletions from this General Terms and Conditions or the Schedules thereto shall be the subject of an addendum signed by both Parties.

11.2. The waiver or failure of either Party to exercise its rights shall under no circumstances be construed as renunciation of any of its rights.

11.3. If any provision of this Agreement is declared null and void or unenforceable, it shall be deemed not to have been written and all other provisions of the Agreement shall be valid and remain in effect. Where this is the case, the Parties shall undertake to make every endeavour to replace any provision declared to be null and void or unenforceable by one that has the same, or to all extent and purposes the same, effect as the first.

11.4. Without express prior authorization, neither Party shall be entitled to give any undertaking on the part of the other, to sign any documents whatsoever on the other's behalf or to contract or assume any obligation or responsibility, express or tacit, on behalf of or for the account of the other Party.

TeleSign and BICS have executed this Agreement in two (2) original copies, each Party acknowledging having received its original copy, by the hands of their duly authorised officers, on the date and year written below

FOR BICS [redacted]

Date: 11 | 12 | 2018

FOR TE[redacted]

Date: 12/11/2018

TEMPLATE OF SCHEDULE TO BE USED:

SCHEDULE X

TO THE FRAMEWORK CONTRACT FOR THE PROVISION OF SERVICES

Provision of ______ Services

This document is a Schedule to the Framework Agreement for the Provision of Services signed between BICS and TeleSign dated _________

1) Services

X request Y, which accepts, to provide Services relating to:

-

2) Person/teams to whom X is appealing to carry out these Services for Y:

Name:
Function:

3) Duration of the carrying out of the Services and modalities of termination/renewal

The Services will be carried out as from .

4) Calculation of the remuneration to be paid to X:

4.1 Fixed costs:

4.2 Variable Costs

5) Any non-standard clauses:

FOR BICS	**FOR TELESIGN**
____________________________	____________________________
Name:	**Name:**
Title:	**Title:**
Date:______________________	**Date:**______________________